                     VAN KAMPEN MUNICIPAL OPPORTUNITY TRUST
                          ITEM 77(O) 10F-3 TRANSACTIONS
                         MAY 1, 2007 - OCTOBER 31, 2007

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
                                                              AMOUNT OF    % OF
                                      OFFERING     TOTAL       SHARES    OFFERING   % OF FUNDS
   SECURITY      PURCHASE/   SIZE OF  PRICE OF   AMOUNT OF    PURCHASED  PURCHASED     TOTAL                 PURCHASED
   PURCHASED    TRADE DATE  OFFERING   SHARES     OFFERING     BY FUND    BY FUND     ASSETS     BROKERS       FROM
--------------  ----------  --------  --------  ------------  ---------  ---------  ----------  ----------  -------------
  California                                                                                     Merrill
    Housing                                                                                      Lynch &
 Authority Fin                                                                                  Co., Bear
 Agency 4.95%    06/29/07      --      $100.00  $350,000,000  7,000,000    2.00%       0.80%    Stearns &   Merrill Lynch
due 08/01/2023                                                                                  Co. Inc.,
                                                                                                 Goldman,
                                                                                                 Sachs &
                                                                                                Co., A. G.
                                                                                                Edwards &
                                                                                                Sons, Inc.
                                                                                                and Morgan
                                                                                                  Stanley
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